EXHIBIT 10.17
MULTIPLAN CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
MultiPlan Corporation, a Delaware corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”) hereby grants to the Participant set forth below the number of Performance-Based Restricted Stock Units set forth below (the “Awarded Units”). The Awarded Units are subject to all of the terms and conditions as set forth herein, in the Performance-Based Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant) (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[●]
Date of Grant:	[●]
Target Number of Total Performance-Based Restricted Stock Units:	[●]
Target Number of Performance-Based Restricted Stock Units Subject to rTSR Performance Condition (“rTSR Units”):	50% of Awarded Units, or [●] Awarded Units
Target Number of Performance-Based Restricted Stock Units Subject to Revenue Performance Condition (“Revenue Units”):	50% of Awarded Units, or [●] Awarded Units
rTSR Performance Period:	January 1, 2024 (the “Performance Period Commencement Date”) through December 31, 2026
Revenue Performance Period:	January 1, 2024 through December 31, 2025
Vesting Schedule:    The Awarded Units shall vest and become a number of earned units (“Earned Units”) on the Vesting Date, based on the achievement of the Performance Conditions set forth below with respect to the Performance Period specified herein and subject to Participant not having undergone a Termination prior to the Vesting Date.
(a) Performance Conditions. The number of Awarded Units that become Earned Units shall be based on the achievement of the Performance Conditions set forth in Schedule 1 applicable to the rTSR Units and Revenue Units, as applicable, with the number of Awarded Units earned equal to the sum of (x) the target number of rTSR Units multiplied by the applicable Percentage of Award Earned for the rTSR Units and (y) the target number of Revenue Units multiplied by the applicable Percentage of Award Earned for the Revenue Units (calculated in accordance with paragraph (b) below), rounded down to the nearest whole share.

(b) Calculation of Number of Earned Units. Following the last day of the applicable Performance Period, the Committee shall calculate the Percentage of Award Earned with respect to the rTSR Units and the Revenue Units based on the percentages specified below. If actual performance with respect to the rTSR Units and the Revenue Units, as applicable, is between the “Threshold” and the “Target” or the “Target” and the “Maximum” levels of achievement, the “Percentage of Award Earned” shall be determined using linear interpolation (and rounded to the nearest whole percentage point) between such numbers. In the event that actual performance does not meet the “Threshold” level of achievement with respect to the rTSR Units or the Revenue Units, as applicable, the “Percentage of Award Earned” with respect to the rTSR Units or the Revenue Units, as applicable, shall be zero. All determinations with respect to whether and the extent to which a Performance Condition has been achieved shall be made by the Committee in its sole discretion and the applicable Performance Conditions shall not be achieved and the applicable Awarded Units shall not become Earned Units until the Committee certifies the extent to which such Performance Conditions have been met.

Level of Achievement	Percentage of Award Earned
Below Threshold	0%
Threshold	50%
Target	100%
Maximum	150%
Above Maximum	150%

(c) Forfeiture of Awarded Units. Any Awarded Units which do not become Earned Units based on actual performance during the Performance Period shall be forfeited as of the last day of the Performance Period. Except as set forth in section (d) below with respect to eligible Award Units, any Award Units that do not become Earned Units prior to Participant having undergone a Termination shall be forfeited as of the date of Termination.ts or the Revenue Units, as applicable, the “Percentage of Award Earned” with respect to the rTSR Units or the Revenue Units, as applicable, shall be zero. All determinations with respect to whether and the extent to which a Performance Condition has been achieved shall be made by the Committee in its sole discretion and the applicable Performance Conditions shall not be achieved and the applicable Awarded Units shall not become Earned Units until the Committee certifies the extent to which such Performance Conditions have been met.

(d) Vesting. Any Awarded Units that become Earned Units shall become vested on the Vesting Date (any such Earned Units that become vested on the Vesting Date, the “Vested Earned Units”), subject to Participant not having undergone a Termination prior to the Vesting Date; provided, that if Participant’s employment is Terminated due to death, Disability or a Qualifying Retirement (i) on or following the first anniversary of the Performance Period Commencement Date and prior to the second anniversary of the Performance Period Commencement Date, one third of any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the Vesting Date; (ii) on or following the second anniversary of the Performance Period Commencement Date and prior to the third anniversary of the Performance Period Commencement Date, two thirds of any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the Vesting Date; and (iii) following the third anniversary of the Performance Period Commencement Date, any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the Vesting Date.

(d) Vesting. Any Awarded Units that become Earned Units shall become vested on the Vesting Date (any such Earned Units that become vested on the Vesting Date, the “Vested Earned Units”), subject to Participant not having undergone a Termination prior to the Vesting Date; provided, that if Participant’s employment is Terminated due to death, Disability or a Qualifying Retirement (i) on or following the first anniversary of the Performance Period Commencement Date and prior to the second anniversary of the Performance Period Commencement Date, one third of any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the Vesting Date; (ii) on or following the second anniversary of the Performance Period Commencement Date and prior to the third anniversary of the Performance Period Commencement Date, two thirds of any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the

Vesting Date; and (iii) following the third anniversary of the Performance Period Commencement Date, any Awarded Units that would have otherwise become Earned Units shall become Vested Earned Units on the Vesting Date.

(e) Settlement. Vested Earned Units shall be settled in accordance with the terms of the Award Agreement; provided, that in no event shall such Vested Earned Units be settled later than December 31 in the year in which the Vesting Date occurs.

(e) Definitions.

“Qualifying Retirement” means Participant’s resignation from Participant’s employment with the Company (other than when grounds for Cause exist), on or after the date that Participant’s age, plus Participant’s years of employment with the Company, equals at least 70; provided that in no event shall there be a qualifying retirement if either: (i) a Participant’s years of employment with the Company is less than five years; or (ii) a Participant’s age at the time of retirement is less than 55.

“Relative TSR” means a percentile, determined based on the performance during the rTSR Performance Period, of the Company’s TSR relative to the TSR of component companies of the Russell 2000 Index. If any of the companies in the peer group are no longer publicly traded at the end of the rTSR Performance Period due to bankruptcy, liquidation or being placed into receivership, such companies will continue to be included in the Relative TSR calculation by force ranking them at the bottom of the array. If any of the companies in the peer group are no longer publicly traded at the end of the rTSR Performance Period due to acquisition, such companies will be excluded from the Relative TSR calculation.

“Revenue” shall mean the revenue which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s Annual Report on Form 10-K, excluding, unless otherwise determined by the Committee:

(i) any revenue resulting from acquisitions or the impact on revenue from any dispositions with respect to such year; or

(ii) any non-recurring, extraordinary or other adjustment to revenue with respect to such year that the Committee determines, in its sole discretion, is appropriate to take into account.

“Total Shareholder Return” or “TSR” means, with respect to each share of the applicable company’s common stock, a rate of return reflecting stock price appreciation, plus the reinvestment of dividends (for which the ex-dividend date occurs during the rTSR Performance Period) in additional shares of common stock, from the first day of the rTSR Performance Period through the last day of the rTSR Performance Period. For purposes of calculating Total Stockholder Return, the beginning stock price will be based on the average closing price per share of common stock for the twenty (20) trading days immediately prior to the first day of the rTSR Performance Period and the ending stock price will be based on the average closing price per share of common stock for the twenty (20) trading days immediately prior to the last day of the rTSR Performance Period. For this purpose, (x) dividends will be deemed reinvested on the “ex dividend” date (based on the closing price of the common stock on such date), (y) all cash special dividends shall be treated like regular dividends, and (z) all spin-offs or share-based dividends shall be assumed to be sold on the issue date and reinvested on the same date (based on the closing price of the common stock on such date).

“Vesting Date” shall mean, with respect to both the rTSR Units and the Revenue Units, the later of (x) the date the Performance Conditions for the rTSR Performance Period are certified by the Committee and (y) the date the Performance Conditions for the Revenue Performance Period are certified by the Committee.

“Total Revenue” shall mean aggregate Revenue earned during the Revenue Performance Period.

Dividend Equivalents:    The Awarded Units shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE AWARDED UNITS, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

PARTICIPANT[1]
________________________

MULTIPLAN CORPORATION
_____________________________
By:
Title:

1    To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

MULTIPLAN CORPORATION
PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Pursuant to the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance-Based Restricted Stock Unit Agreement (this “Award Agreement”) and the MultiPlan Corporation 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), MultiPlan Corporation, a Delaware corporation (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance-Based Restricted Stock Units provided in the Grant Notice (with each Performance-Based Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock for each Earned Unit (as defined in the Grant Notice), as determined in accordance with the Grant Notice) (the “Awarded Units”).
2.Vesting. Subject to the conditions contained herein and in the Plan, the Awarded Units shall vest as provided in the Grant Notice.
3.Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Vested Earned Unit (as adjusted under the Plan, as applicable) and such Vested Earned Unit shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this Award Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Award Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.
4.Treatment of Awarded Units Upon Termination. The provisions of Section 8(c)(ii) of the Plan are incorporated herein by reference and made a part hereof; provided, however, that in the case of a Termination as a result of the Participant’s death, unvested Awarded Units will remain outstanding for one (1) month following the date of such Termination, but shall be eligible to vest only to the extent the Committee determines, during such one (1) month period, to accelerate the vesting of such unvested Awarded Units, and if the Committee fails to make such determination (or otherwise determines to not to accelerate and terminate the consideration period), the unvested Awarded Units will terminate without further action at the end of such period.
5.Company; Participant.
(a)The term “Company” as used in this Award Agreement with reference to service shall include the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Awarded Units may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such person or person.
6.Non-Transferability. The Awarded Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Awarded Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Awarded Units shall terminate and become of no further effect.
7.Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant or a Permitted Transferee of the Awarded Units shall have no rights as a shareholder with respect to any share of Common Stock underlying an Awarded Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
9.Notice. Every notice or other communication relating to this Award Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.No Right to Continued Employment or Service. This Award Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.
11.Binding Effect. This Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12.Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
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13.Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
14.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Agreement (including the Grant Notice), the Award Agreement (including the Grant Notice) shall govern and control.
15.Section 409A. It is intended that the Awarded Units granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.
16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Awarded Units and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to receive the Awarded Units and participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
18.Entire Agreement. This Award Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.
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